EXHIBIT 99

This Current Report on Form 8-K includes supplemental unaudited historical business segment net sales and operating income information that reflects the product line realignment that involved two it its business segments and the realignment of its dual credit reporting process (provided on an annual and quarterly basis for the years ended December 31, 2016, 2015 and 2014). The Company did not operate under this structure for any of these prior periods and will begin to report comparative results under the new structure with the filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2017.

Effective in the first quarter of 2017, as part of 3M’s continuing effort to improve the alignment of its businesses around markets and customers the Company made the following changes:

1.	Integrated the former Renewable Energy Division into existing divisions;
2.	Combined two divisions to form the Automotive and Aerospace Solutions Division; and
3.	Consolidated U.S. customer account activity - impacting dual credit reporting

Integration of former Renewable Energy Division

•

The (a) solar and wind and (b) energy product lines (along with certain technology previously included in Corporate and Unallocated) of the former Renewable Energy Division (RED) were integrated into the existing Electrical Markets Division and Electronics Materials and Solutions Division, respectively, within the Electronics and Energy business segment. In addition, the former RED’s window film products were moved into the Commercial Solutions Division within the Safety and Graphics business segment. This change resulted in a decrease in previously reported net sales and operating income for total year 2016 of $203 million and $38 million, respectively, in the Electronics and Energy segment. These decreases were offset by a $207 million and $29 million increase in previously reported 2016 net sales and operating income, respectively, in the Safety and Graphics business segment and a $4 million decrease and $9 million increase in previously reported net sales and operating income, respectively, in Corporate and Unallocated.

Creation of Automotive and Aerospace Solutions Division

•

The former Automotive Division and Aerospace and Commercial Transportation Division (both within the Industrial business segment) were combined to create the Automotive and Aerospace Solutions Division. Because this realignment was within the Industrial business segment, it had no impact on business segment reporting.

Consolidation of U.S. customer account activity - impacting dual credit reporting

•

The Company consolidated its customer account activity in the U.S. into more centralized sales districts to better serve customers. As discussed further below, 3M business segment reporting measures include dual credit to business segments for certain U.S. sales and related operating income. This dual credit is based on which business segment provides customer account activity (“sales district”) with respect to a particular product sold in the U.S. Previously, a customer in the U.S. may have been aligned to several sales districts associated with multiple divisions or segments based on the individual products the customer purchased across 3M’s portfolio. The alignment of U.S. customer accounts to fewer, more focused sales districts therefore changed the attribution of dual credit across 3M’s business segments. As a result, previously reported aggregate business segment net sales and operating income for total year 2016 increased $163 million and $36 million, respectively, offset by similar increases in the elimination of dual credit net sales and operating income amounts.

The financial information presented herein reflects the impact of the preceding changes between business segments for all periods presented.

	Net Sales			Operating Income
Year ended December 31, 2016	Previously			Previously
(Millions)	Reported	Revised	Change	Reported	Revised	Change

Industrial	$10,313	$10,399	$86	$2,376	$2,395	$19
Safety and Graphics	5,660	5,881	221	1,390	1,423	33
Health Care	5,527	5,566	39	1,754	1,763	9
Electronics and Energy	4,826	4,643	(183)	1,075	1,041	(34)
Consumer	4,482	4,484	2	1,064	1,065	1
Corporate and Unallocated	9	7	(2)	(280)	(272)	8
Elimination of Dual Credit	(708)	(871)	(163)	(156)	(192)	(36)
Total Company	$30,109	$30,109	$—	$7,223	$7,223	$—

Corporate and unallocated operating income includes a variety of miscellaneous items, such as corporate investment gains and losses, certain derivative gains and losses, certain insurance-related gains and losses, certain litigation and environmental expenses, corporate restructuring charges and certain under- or over-absorbed costs (e.g. pension, stock-based compensation) that the Company may choose not to allocate directly to its business segments. Because this category includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

3M business segment reporting measures include dual credit to business segments for certain U.S. sales and related operating income. Management evaluates each of its five business segments based on net sales and operating income performance, including dual credit U.S. reporting to further incentivize U.S. sales growth. As a result, 3M reflects additional (“dual”) credit to another business segment when the customer account activity (“sales district”) with respect to the particular product sold to the external customer in the U.S. is provided by a different business segment. This additional dual credit is largely reflected at the division level. For example, certain respirators are primarily sold by the Personal Safety Division within the Safety and Graphics business segment; however, a sales district within the Industrial business segment provides the contact for sales of the product to particular customers in the U.S. market. In this example, the non-primary selling segment (Industrial) would also receive credit for the associated net sales initiated though its sales district and the related approximate operating income. The assigned operating income related to dual credit activity may differ from operating income that would result from actual costs associated with such sales. The offset to the dual credit business segment reporting is reflected as a reconciling item entitled “Elimination of Dual Credit,” such that sales and operating income for the U.S. in total are unchanged.

Certain sales and operating income results for electronic bonding product lines are equally divided between the Electronics and Energy business segment and the Industrial business segment.

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2017

Net Sales

Net Sales	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year
Industrial
2016	$2,599	$2,654	$2,603	$2,543	$10,399
2015	2,679	2,655	2,582	2,472	10,388
2014	2,803	2,842	2,797	2,648	11,090

Safety and Graphics
2016	$1,477	$1,561	$1,500	$1,343	$5,881
2015	1,436	1,492	1,474	1,334	5,736
2014	1,496	1,571	1,514	1,413	5,994

Health Care
2016	$1,391	$1,414	$1,371	$1,390	$5,566
2015	1,337	1,370	1,354	1,388	5,449
2014	1,381	1,423	1,399	1,399	5,602

Electronics and Energy
2016	$1,089	$1,129	$1,250	$1,175	$4,643
2015	1,271	1,261	1,348	1,189	5,069
2014	1,246	1,358	1,448	1,337	5,389

Consumer
2016	$1,050	$1,130	$1,210	$1,094	$4,484
2015	1,050	1,114	1,163	1,102	4,429
2014	1,081	1,143	1,179	1,130	4,533

Corporate and Unallocated
2016	$—	$3	$2	$2	$7
2015	—	(4)	2	—	(2)
2014	3	(1)	2	1	5

Elimination of Dual Credit
2016	$(197)	$(229)	$(227)	$(218)	$(871)
2015	(195)	(202)	(211)	(187)	(795)
2014	(179)	(202)	(202)	(209)	(792)

Total Company
2016	$7,409	$7,662	$7,709	$7,329	$30,109
2015	7,578	7,686	7,712	7,298	30,274
2014	7,831	8,134	8,137	7,719	31,821

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2017

Operating Income

Operating Income	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year
Industrial
2016	$622	$620	$595	$558	$2,395
2015	601	613	584	479	2,277
2014	622	621	620	541	2,404

Safety and Graphics
2016	$359	$421	$372	$271	$1,423
2015	348	373	332	279	1,332
2014	335	372	350	285	1,342

Health Care
2016	$457	$462	$431	$413	$1,763
2015	410	441	434	445	1,730
2014	428	437	433	433	1,731

Electronics and Energy
2016	$195	$217	$304	$325	$1,041
2015	271	271	335	206	1,083
2014	212	276	330	259	1,077

Consumer
2016	$238	$281	$317	$229	$1,065
2015	241	259	293	255	1,048
2014	229	241	273	254	997

Corporate and Unallocated
2016	$(40)	$(84)	$(65)	$(83)	$(272)
2015	(98)	(72)	(55)	(124)	(349)
2014	(71)	(46)	(61)	(64)	(242)

Elimination of Dual Credit
2016	$(43)	$(51)	$(50)	$(48)	$(192)
2015	(43)	(45)	(47)	(40)	(175)
2014	(39)	(45)	(44)	(46)	(174)

Total Company
2016	$1,788	$1,866	$1,904	$1,665	$7,223
2015	1,730	1,840	1,876	1,500	6,946
2014	1,716	1,856	1,901	1,662	7,135